Exhibit 99.1

Intel Completes Acquisition of Altera

SANTA CLARA, Calif., Dec. 28, 2015 – Intel Corporation (“Intel”) today announced that it has completed the acquisition of Altera Corporation (“Altera”), a leading provider of field-programmable gate array (FPGA) technology. The acquisition complements Intel’s leading-edge product portfolio and enables new classes of products in the high-growth data center and Internet of Things (IoT) market segments.

“Altera is now part of Intel, and together we will make the next generation of semiconductors not only better but able to do more,” said Brian Krzanich, Intel CEO. “We will apply Moore’s Law to grow today’s FPGA business, and we’ll invent new products that make amazing experiences of the future possible – experiences like autonomous driving and machine learning.”

Altera will operate as a new Intel business unit called the Programmable Solutions Group (PSG), led by Altera veteran Dan McNamara. Intel is committed to a smooth transition for Altera customers and will continue the support and future product development of Altera’s many products, including FPGA, ARM®-based SoC and power products. In addition to strengthening the existing FPGA business, PSG will work closely with Intel’s Data Center Group and IoT Group to deliver the next generation of highly customized, integrated products and solutions.

“As part of Intel, we will create market-leading programmable logic devices that deliver a wider range of capabilities than customers experience today,” said McNamara, corporate vice president and general manager of the Programmable Solutions Group at Intel. “Combining Altera’s industry-leading FPGA technology and customer support with Intel’s world-class semiconductor manufacturing capabilities will enable customers to create the next generation of electronic systems with unmatched performance and power efficiency.”

Intel expects the acquisition to be accretive to non-GAAP EPS and free cash flow in the first full year after close, consistent with prior guidance. Intel expects the acquisition to be dilutive to GAAP EPS in the first full year after close primarily due to acquisition-related costs.

For additional information about the transaction, visit: http://intelacquiresaltera.transactionannouncement.com/.

About Intel

Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. As a leader in corporate responsibility and sustainability, Intel also manufactures the world’s first commercially available “conflict-free” microprocessors.

Additional information about Intel is available at newsroom.intel.com and blogs.intel.com, and about Intel’s conflict-free efforts at conflictfree.intel.com.

Forward Looking Statements

This press release contains forward-looking statements, including statements concerning Altera’s development and sale of products and services under its brand and the timing of products to market that involve a number of risks and uncertainties. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements.

Words such as “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “continues”, “may”, “will”, “should”, and variations of such words and similar expressions are intended to identify forward-looking statements.

Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.

These risks and uncertainties include, but are not limited to, the risk that Intel may not realize the anticipated benefits of the Altera acquisition, the risk that Intel may not retain Altera’s customer relationships, and other risks associated with the acquisition, including the ability to successfully integrate the acquired technologies or operations, the potential for unexpected liabilities, and our ability to retain key employees of the acquired business.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-K for the fiscal year ended December 27, 2014.

Intel and the Intel logo are trademarks of Intel Corporation in the United States and other countries. ARM is a registered trademark of ARM Limited (or its subsidiaries) in the European Union and/or elsewhere. All rights reserved.

CONTACTS:	Cara Walker	Trey Campbell
	Intel Media Relations	Intel Investor Relations
	503-696-0831	503-696-0431

	cara.walker@intel.com	trey.s.campbell@intel.com